UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
4.500% Senior Notes due 2032	NDAQ32	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

In a Current Report on Form 8-K filed on November 3, 2023 (the “Initial 8-K”), Nasdaq, Inc., a Delaware corporation (“Nasdaq”) disclosed, among other things, that it had completed on November 1, 2023 its previously announced acquisition of Adenza Holdings, Inc., a Delaware corporation (“Adenza”), pursuant to the Agreement and Plan of Merger, dated as of June 10, 2023 (the “Merger Agreement”), by and among Nasdaq, Argus Merger Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of Nasdaq (“Merger Sub 1”), Argus Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Nasdaq (“Merger Sub 2”), Adenza and Argus Seller, LP (f/k/a Adenza Parent, LP), a Delaware limited partnership (“Seller”). Pursuant to the terms of the Merger Agreement, Merger Sub 1 merged with and into Adenza (the “First Merger”), with Adenza surviving the First Merger (the “Surviving Corporation”) and continuing as a wholly owned subsidiary of Nasdaq. Immediately following the First Merger, the Surviving Corporation merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger and continuing as a wholly owned subsidiary of Nasdaq.

This Amendment No. 1 amends the Initial 8-K to include (1) the historical financial statements of Adenza and the unaudited pro forma financial information of the combined company required by Items 9.01(a) and 9.01(b) of Form 8-K, which were excluded from the Initial 8-K in reliance on the instructions to such items and (2) a presentation relating to Adenza’s historical financial results. This Amendment No. 1 does not amend any other item of the Initial 8-K.

Item 7.01. Regulation FD Disclosure.

On January 17, 2024, Nasdaq posted a presentation relating to Adenza’s historical financial results on the investor relations section of its website at http://ir.nasdaq.com/. The presentation includes information not previously made publicly available and will be used in connection with meetings with investors, analysts and other parties from time to time and for general marketing purposes.

The information set forth under this Item 7.01 Regulation FD Disclosure is intended to be furnished pursuant to Item 7.01. Such information shall not be deemed “filed” for purposes of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of Nasdaq’s filings under the U.S. Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Adenza as of and for the years ended December 31, 2022 and 2021, and the accompanying notes thereto, are attached as Exhibit 99.1 hereto and incorporated herein by reference.

The unaudited consolidated financial statements of Adenza as of and for the three and nine-months ended September 30, 2023 and 2022, and the accompanying notes thereto, are attached as Exhibit 99.2 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the combined company as of September 30, 2023 and the unaudited pro forma condensed combined statements of income of the combined company for the year ended December 31, 2022 and the interim period ended September 30, 2023, and the accompanying notes thereto, are attached as Exhibit 99.3 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Exhibit Description

23.1	Consent of BDO USA, P.C., independent registered public accounting firm of Adenza.

99.1	Audited consolidated financial statements of Adenza as of and for the years ended December 31, 2022 and 2021, and the accompanying notes thereto.

99.2	Unaudited consolidated financial statements of Adenza as of and for the three and nine-months ended September 30, 2023 and 2022, and the accompanying notes thereto.

99.3	Unaudited pro forma condensed combined financial information of Nasdaq for the year ended December 31, 2022 and as of and for the interim period ended September 30, 2023, and the accompanying notes thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2024	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer